EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X
:
In re	:	Chapter 11
:
Apex Silver Mines Limited, et al.	:	Case No. 09-10182 (JMP)
:
Debtors.	:	Jointly Administered
:
X

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER UNDER
11 U.S.C. § 1129 AND RULE 3020 OF THE FEDERAL RULES OF BANKRUPTCY
PROCEDURE (I) CONFIRMING THE JOINT PLAN OF REORGANIZATION OF
APEX SILVER MINES LIMITED AND APEX SILVER MINES CORPORATION,
AND (II) APPROVING THE CONSUMMATION OF THE SUMITOMO TRANSACTIONS

Upon the Joint Plan Of Reorganization Of Apex Silver Mines Limited And Apex Silver Mines Corporation Under Chapter 11 Of The Bankruptcy Code, dated as of February 4, 2009 [Docket No. 101] (“Plan”), filed with this Court by Apex Silver Mines Limited (“ASML”) and Apex Silver Mines Corporation (“ASMC”, together with ASML, the “Debtors”); and the Disclosure Statement With Respect To The Joint Plan Of Reorganization Of Apex Silver Mines Limited And Apex Silver Mines Corporation Under Chapter 11 Of The Bankruptcy Code, dated as of February 4, 2009 [Docket No. 102] (the “Disclosure Statement”); and the hearing before this Court on February 4, 2009 to consider approval of the Disclosure Statement and the notice procedures with respect thereto; and entry of the Order [Docket No. 105] (the “Solicitation Procedures Order”) approving, among other things, the Disclosure Statement as containing adequate information regarding the Plan and certain related notice and solicitation procedures; and it appearing from the affidavits of mailing filed with this Court [Docket No. 123] that copies of the Disclosure Statement, the Plan and the Confirmation Hearing Notice (as defined in the Solicitation Procedures Order) were transmitted to the respective creditors and parties in interests of the Debtors in compliance with sections 1125 and 1126 of title 11 of the United States Code (the “Bankruptcy Code”) and the Solicitation Procedures Order; and such transmissions at such time being due and adequate notice under the circumstances; and it appearing from the affidavit of publication [Docket No. 134] that notice of the Confirmation Hearing (as defined herein) was published on February 12, 2009 in the DENVER POST and the ROCKY MOUNTAIN NEWS in the form and manner required by the Solicitation Procedures Order; and upon the Solicitation Procedures Order fixing February 27, 2009 at 4:00 p.m. (New York City Time) as the deadline for the filing of objections to confirmation of the Plan (the “Confirmation Objection Deadline”); and upon the Notice Of Filing Of Amended Exhibit D To The Plan [Docket No. 142] (“Amended Exhibit D”) having been filed with the Court on February 20, 2009; and upon the Supplement To The Joint Plan Of Reorganization Of Apex Silver Mines Limited And Apex Silver Mines Corporation Under Chapter 11 Of The Bankruptcy Code [Docket No. 152] (as it may be amended, the “Plan Supplement”) having been filed with the Court on February 26, 2009; and no such objections having been filed with the Court or served upon the Debtors on or prior to the Confirmation Objection Deadline; and upon the Debtors’ Memorandum Of Law In Support Of (I) Confirmation Of The Joint Plan Of Reorganization Of Apex Silver Mines Corporation, and (II) Approval Of The Consummation Of the Sumitomo Transactions [Docket No. 162] (the “Confirmation Memorandum”), filed with the Court on March 3, 2009; and upon the Declaration of Richard Klein In Support Of Confirmation Of The Joint Plan Of Reorganization Of Apex Silver Mines Limited And Apex Silver Mines annexed to the Confirmation Memorandum, sworn on March 2, 2009 [Docket No. 159] (the “Klein Declaration”); and a hearing to consider confirmation of the Plan and the consummation of the Sumitomo Transactions having been held before this Court commencing on March 4, 2009 (the

“Confirmation Hearing”); and upon the full and complete record of the Confirmation Hearing, and all matters and proceedings heretofore part of the record in these cases; and for the reasons set forth on the record by the Court; and after due deliberation and sufficient cause appearing therefor;

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.                                   Pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

B.                                     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context otherwise requires.  Paragraph headings or captions are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Confirmation Order.

C.                                     Jurisdiction and Venue.  This Court has jurisdiction over the transactions contemplated under the Sumitomo Transactions, the Restructuring Transactions and the chapter 11 cases of the Debtors (the “Chapter 11 Cases”) pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan and approval of the consummation of the Sumitomo Transactions are core proceedings under 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules and should be confirmed.

D.                                    Judicial Notice.  This Court takes judicial notice of the docket of the Chapter 11 Cases, which are jointly administered under Case No. 09-10182 (JMP), captioned as In re Apex Silver Mines Limited, et al., maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases, including the following:

(i)                                     On January 12, 2009, the Debtors filed a motion [Docket No. 5] (the “Sale Motion”) seeking, among other things, an order approving the terms and conditions of the Purchase And Sale Agreement among Apex Silver Mines Limited, Apex Luxembourg S.À.R.L., Apex Silver Mines Sweden AB, Apex Silver Mines Corporation, ASC Bolivia LDC, Sucursal Bolivia, the Bolivian Branch of ASC Bolivia LDC, Sumitomo Corporation and SC Minerals Aktiebolag, entered into as of January 12, 2009, and attached as Exhibit B to the Sale Motion (the “Purchase Agreement”).  The Purchase Agreement contemplates the sale to the Purchasers (as defined in the Purchase Agreement) of the Purchased Properties (as defined in the Purchase Agreement).  The Purchase Agreement requires as a condition to consummation thereof that the Court order confirming a plan of reorganization for the Debtors approve, among other things, the Purchase Agreement and the Sumitomo Transactions.  Additionally, the Purchase Agreement includes certain Events of Termination (as defined in the Purchase Agreement), including by right of the Purchasers, if this Confirmation Order (i) has not been entered by the Court on or before March 16, 2009 or (ii) has not become a Final Order (as defined in the Purchase Agreement) by March 26, 2009.  Purchase Agreement §§ 8.1(g)-(h).  The Declaration of Richard Klein (the “Klein Sale Declaration”) is attached as Exhibit C to the Sale Motion.  On January 22, 2009 and January 29, 2009, the Court held hearings (the “Break-Up Fee Hearing”) to consider the Debtors’ request for approval of the Break-Up Fee and Reimbursement Amount as set forth in the Sale Motion (each as defined in the Break-Up Fee Order), and after considering the testimony of Mr. Klein with respect to the marketing and sales process relating to the Purchase Agreement, on January 30, 2009, the Court entered the order [Docket No. 88] approving the Break-Up Fee and Reimbursement Amount (the “Break-Up Fee Order”).

(ii)                                  On January 12, 2009, the Debtors filed with the Bankruptcy Court the Debtors’ Motion For Order Authorizing The Debtors To Assume The Plan Support Agreement [Docket No. 8] (the “Plan Support Agreement Motion”), which attaches as exhibits the Plan Support Agreement (the “Original Plan Support Agreement”) and Plan Term Sheet (the “Plan Term Sheet”).  On January 22, 2009, the Court entered the Order Authorizing The Debtors To Assume The Plan Support Agreement [Docket No. 61].  On February 2, 2009, the Debtors filed the Notice Of Filing Plan Support Agreements [Docket No. 89], which attached as exhibits the Original Plan Support Agreement, dated as of January 12, 2009, containing the signatures of an additional Senior Lender and the Additional Plan Support Agreement, dated as of January 29, 2009 (the “Additional Plan Support Agreement, and together with the Original Plan Support Agreement, the “Plan Support Agreement”), containing the signatures of additional Supporting Subordinated Noteholders (as such terms are defined in the Plan Support Agreement).  The Plan Support Agreement provides that the signatories thereto will take reasonable efforts to support the confirmation of a plan of reorganization consistent with the Plan Term Sheet.

(iii)                               On January 25, 2009, the Debtors filed the Motion For An Order Approving (I) Adequacy Of Information Contained In The Disclosure Statement; (II) Record Date In Connection With Proposed Plan Of Reorganization; (III) Solicitation Procedures: (IV) Forms Of Ballots; (V) Temporary Allowance Procedures; And (VI) Vote Tabulation Procedures [Docket No. 64] (the “Solicitation Procedures Motion”).

(iv)                              On February 4, 2009, the Debtors filed the Plan [Docket No. 101] and the related Disclosure Statement [Docket No. 102].  The Plan and the related Disclosure Statement provide for the consummation of the Sumitomo Transactions on the Effective Date and the consummation of certain Restructuring Transactions on or immediately after the Effective Date.  The Plan includes, as exhibits, substantially final forms of the following documents:

a.                                       Exhibit A: Purchase Agreement

b.                                      Exhibit B: Management Services Agreement

c.                                       Exhibit C: Plan Support Agreement

d.                                      Exhibit D: Executory Contracts and Unexpired Leases Assumed by the Debtors

e.                                       Exhibit E: Executory Contracts and Unexpired Leases Rejected by the Debtor

(v)                                On February 4, 2009, the Court held a hearing to consider the approval of the Disclosure Statement and the Solicitation Procedures Motion.  On February 4, 2009, the Court entered the Solicitation Procedures Order.

(vi)                             On February 20, 2009, the Debtors filed the Amended Exhibit D (Executory Contracts and Unexpired Leases Assumed by the Debtors).

(vii)                          On February 26, 2009, the Debtors filed Plan Supplement.  The Plan Supplement includes the following documents as exhibits:

a.                                       Exhibit A: Reorganized Apex By-Laws (Article 5.6(a) of the Plan)

b.                                      Exhibit B: Reorganized Apex Certificate of Incorporation (Article 5.6(a) of the Plan)

c.                                       Exhibit C: Form of Change of Control Agreement

d.                                      Exhibit D: Management Incentive Plan (Article I of the Plan)

e.                                       Exhibit E: Identities of Reorganized Apex’s Proposed Directors and Nature of Compensation of Reorganized Apex’s Officers and Proposed Directors (Article 5.6 of the Plan)

(viii)                        On March 3, 2009, the Debtors filed the Declaration Of James Katchadurian Of Epiq Bankruptcy Solutions, LLC Regarding The Tabulation Of Results Of Voting With Respect To The Joint Plan OF Reorganization Of Apex Silver Mines Limited And Apex Silver Mines Corporation Under Chapter 11 Of The Bankruptcy Code [Docket No. 158] (the “Voting Report”).  The Voting Report shows that each Impaired Class entitled to vote on the Plan has unanimously voted in favor of the Plan.

(ix)                                On March 4, 2009, the Court held the Confirmation Hearing in which this Court considered confirmation of the Plan, the sale of the Purchased Properties under the Purchase Agreement and the consummation of the Sumitomo Transactions and the Restructuring Transactions.

E.                                      Transmittal and Service of Notices.  Notice of the Confirmation Hearing and the relevant deadlines for submission of objections has been provided as prescribed by this Court in the Solicitation Procedures Order.  Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules, and no other or further notice is or shall be required.  The Disclosure Statement and Plan were transmitted and served as set forth in the affidavits of mailing filed with this Court [Docket No. 123].  Amended Exhibit D and the Plan Supplement, were transmitted and served as set forth in the affidavits of mailing filed with this Court [Docket Nos. 147 and 157, respectively].  Such transmittal and service was adequate and sufficient, and no other or further notice of such materials is or shall be required.  Publication of the Confirmation Hearing Notice as set forth in the affidavit of publication [Docket No. 134] was adequate and sufficient and no other or further notice is or shall be required.

F.                                      Burden of Proof.  The Debtors, as proponents of the Plan, have the burden of proving the elements of sections 1129 (a) and (b) of the Bankruptcy Code by a preponderance of the evidence.  The Debtors have satisfied this burden.

G.                                     Compliance with Section 1129(a)(1) of the Bankruptcy Code.  As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(i)                                     Proper Classification.  The classification scheme of Claims and Equity Interests under the Plan is reasonable.  Claims or Equity Interests in each Class are substantially similar to other Claims or Equity Interests in such Class, and the Plan therefore satisfies the requirements of section 1122(a) of the Bankruptcy Code.

(ii)                                  Designation of Classes.  The Plan properly designates Classes of Claims and Equity Interests in accordance with the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(iii)                               Specified Unimpaired Classes.  The Plan specifies that Classes 1 and 2 are Unimpaired, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.  Pursuant to section 1126(f) of the Bankruptcy Code, Classes 1 and 2 are deemed to accept the Plan.

(iv)                              Specified Impaired Classes.  The Plan specifies that Classes 3, 4, 5, 6, 7 and 8 are Impaired, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.  Pursuant to section 1126(g) of the Bankruptcy Code, Classes 7 and 8 are deemed to reject the Plan by virtue of receiving no Distributions thereunder.

(v)                                 No Discrimination.  The Plan provides for the same treatment of each Claim or Equity Interest of a particular Class, unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of its Claim or Equity Interest, thereby satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

(vi)                              Implementation of Plan.  The Plan provides for adequate means for its implementation, including, without limitation, the (a) limited substantive consolidation of the Debtors solely for purposes of voting by, and distributions to, Holders of Class 5 Claims, (b) consummation of the Sumitomo Transactions, including the sale of the Purchased Properties free and clear of Interests (as defined herein) except for those Interests expressly permitted by the Purchase Agreement, and the releases in favor of Sumitomo and its Affiliates as provided in the Plan and herein, (c) consummation of the Restructuring Transactions, (d) continued existence of Reorganized ASMC, (e) the liquidation of ASML in the Cayman Proceeding, (f) the creation of Reorganized Apex, the legal name of which will be Golden Minerals Company (“Golden Minerals”), (g) the amendment of the Debtors’ certificates of incorporation and by-laws, (h) the cancellation of the Subordinated Notes, (i) the adoption of the Reorganized Apex Certificate of Incorporation and By-Laws, (j) the adoption of the Management Incentive Plan, and (k) the issuance of New Common Stock.  The Plan therefore satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vii)                           Discharge; Injunction; Exculpation; Releases.  The provisions in Sections 10.2, 10.3, 10.5, and 10.6 of the Plan are fair and necessary to the reorganization of the Debtors.  The Confirmation Hearing Notice, Disclosure Statement, Plan and ballots furnished to Creditors and Equity Interests provided ample notice of the releases contained in Article X of the Plan, and that such releases will be effective as of the Effective Date.

(viii)                        The terms of Sections 10.2, 10.3, 10.5 and 10.6 of the Plan are appropriate and proper because, among other things, they are integral to the Plan and the product of arm’s-length negotiations and have been critical to obtaining the support of the various constituencies for support of the Plan.  Such release, exculpation and injunction provisions are fair and equitable, reasonable, in good faith, given for valuable consideration, and in the best interests of the Debtors and these Chapter 11 Cases, and there are no pending objections thereto.  The record of the Confirmation Hearing and these Chapter 11 Cases are sufficient to support the release, injunction and exculpation provisions contained in Article X of the Plan.  None of the release, the injunction, the exculpation provisions, nor any other provisions of the Plan are inconsistent with the Bankruptcy Code and, thus the requirements of section 1123(b) of the Bankruptcy Code are satisfied.

(ix)                                In exchange for the releases provided in Section 10.2(a) and (b) of the Plan, Sumitomo and the Sumitomo Related Persons have provided valuable consideration in the form of, among other things, the consideration to be paid under the Purchase Agreement and the other Sumitomo Transactions, the extension of credit under the DIP Financing Facility, and Sumitomo’s financial and other support provided to the Debtors and their Affiliates as set forth in the record of these Chapter 11 Cases, the declaration of Steven M. Zelin filed on January 29, 2009 [Docket No. 81], the evidence presented to the Court at the Sale Hearing, including the testimony of Richard Klein and the Klein Sale Declaration, and the evidence presented at the Confirmation Hearing.

(x)                                   The Released Parties, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, Subordinated Notes Indenture Trustee, the Subordinated Noteholders’ Working Group Professionals and their respective agents, employees, representatives, financial advisors, attorneys or agents acting in such capacity, and any of their successors or assigns are each entitled to the protections set forth in the exculpation provision in Section 10.5 of the Plan.  The Court finds that such exculpation provisions are appropriately limited and do not relieve any party of liability for gross negligence or willful misconduct.

(xi)                                The injunction set forth in Section 10.6 in the Plan is necessary to preserve and enforce the releases granted under the Plan and is narrowly tailored to achieve that purpose.

(xii)                             Designation of Officers, Directors or Trustee.  Section 5.6(b) of the Plan and Exhibit E attached to the Plan Supplement, which identifies the officers and directors of the Reorganized Entities, are consistent with the interests of creditors, equity security holders and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

(xiii)                          Additional Plan Provisions.  The Plan contains no provision that is inconsistent with the applicable provisions of the Bankruptcy Code and therefore satisfies section 1123(b)(6) of the Bankruptcy Code.

(xiv)                         Identity of Proponents.  In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the entities submitting it as proponents.

H.                                    Compliance with Bankruptcy Code.  The Debtors have complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and therefore have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code, as follows:  (i) the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code, (ii) the Debtors have complied with each of the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and (iii) the

Debtors have complied with each of the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order in transmitting notices soliciting acceptances of the Plan.

I.                                         Proposed in Good Faith.  The Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Chapter 11 Cases and the formulation of the Plan.  The Chapter 11 Cases were filed, and the Plan was proposed with, the proper purpose of maximizing the value of the Debtors’ Estates and forging a consensual resolution of Claims through which creditors may expeditiously receive Distributions in respect of their Claims.

J.                                        The Plan is the product of extensive, good faith negotiations conducted at arms’ length among the Debtors, the Purchasers, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and each of their respective agents, counsel and financial advisors.  The Plan reflects the results of these negotiations and serves the interests of the Debtors’ Estates.

K.                                    Payments for Services or Costs and Expenses.  Any payments made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Chapter 11 Cases or the Plan have, to the extent required by the Bankruptcy Code, the Bankruptcy Rules or the Orders of this Court, been approved by, or are subject to the approval of, this Court as reasonable.  Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

L.                                      Directors, Officers and Insiders.  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  Pursuant to Section 5.6(b) of the Plan, the initial officers of the Reorganized Debtors shall be the officers of the Debtors as of January 12, 2009.  Pursuant to Section 5.6(c) of the Plan and Exhibit E attached to the Plan Supplement, which modifies Section 5.6(c) of the Plan, the Debtors have identified the members of the board of directors of Reorganized Apex, which shall have six (6) members, including five (5) independent directors and Reorganized Apex’s chief executive officer; provided, however, that if the New Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.  The appointment of such individuals to such positions, or the continuation of such individuals in such positions, is consistent with the interests of creditors, equity security holders and public policy, thereby satisfying section 1129(a)(5) of the Bankruptcy Code.

M.                                 No Rate Changes.  Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

N.                                    Best Interests of Creditors.  The Liquidation Analysis set forth in the Klein Declaration and annexed to the Disclosure Statement as Exhibit 4 has not been controverted by other evidence or challenged in any objection.

O.                                    The Plan satisfies section 1129(a)(7) of the Bankruptcy Code because each holder of a Claim or Equity Interest in an Impaired Class of Claims or Equity Interests either (i) has accepted the Plan, or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

P.                                      Acceptance of the Plan By Each Impaired Class.  Classes 1 and 2 are Unimpaired Classes of Claims and are deemed to accept the Plan under section 1126(f) of the Bankruptcy Code.  As set forth in the Voting Report, Classes 3, 4, 5, and 6 are Impaired Classes of Claims and have voted to accept the Plan.  Classes 7 and 8 are Impaired Classes of Claims and Equity Interests and are deemed to reject the Plan.

Q.                                    Effect of Acceptance by Class 4.  As the result of the acceptance of the Plan by Class 4:  (i) pursuant to Section 3.3(a)(ii) of the Plan, on the Effective Date (x) each Holder of a Senior Claim, shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full any Senior Claims as of the Effective Date and shall not be entitled to any Distributions in respect of any Senior Claims, and (y) this Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Senior Claims as against the Debtors, their Affiliates and the Subordinated Noteholders; (ii) the treatment of the Subordinated Note Claims shall be in accordance with the terms of Section 3.3(b)(ii)(a) of the Plan; and (iii) pursuant to Section 3.3(d)(ii)(b) of the Plan, (a) each Holder of an Allowed Sumitomo General Unsecured Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full its Sumitomo General Unsecured Claim as of the Effective Date and shall not be entitled to any Distributions in respect of any Sumitomo General Unsecured Claims, and (b) this Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Sumitomo General Unsecured Claims.  Nothing set forth in the Plan or this Confirmation

Order shall affect, or be deemed to affect, Sumitomo’s or any of its Affiliates’ rights against MSC or AMM with respect to the Senior Loans, Sumitomo Working Capital Facility or Shareholder Loans.

R.                                     Cram Down.  Notwithstanding the deemed rejection of the Plan by Classes 7 and 8, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to those Classes.  The Plan does not discriminate unfairly and is fair and equitable with respect to Classes 7 and 8 in that there is no Holder of a Claim or Equity Interest junior to Classes 7 and 8 who will receive or retain any property under the Plan on account of such junior Claim or Equity Interest.  As such, the treatment afforded non-consenting Holders of Claims or Equity Interests in Classes 7 and 8, respectively, comports with section 1129(b)(2)(C) of the Bankruptcy Code.  Accordingly, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Classes 7 and 8.

S.                                      Treatment of Administrative Expense and Priority Claims.  The treatment of Administrative Expense Claims and Priority Tax Claims under Section 3.1(b) and (c) of the Plan satisfies the applicable requirements of section 1129(a)(9) of the Bankruptcy Code.

T.                                     Treatment of DIP Financing Facility Claims.  In accordance with Section 3.1(a)(ii) of the Plan, on of the Effective Date of the Plan, but before ASML transfers assets to Reorganized Apex as provided under the Plan, except to the extent that the Holders of the DIP Financing Facility Claims and the Debtors agree to a different treatment, as a result of the consummation of the Sumitomo Transactions, the Holders of the DIP Financing Facility Claims shall be deemed to have waived and released in full payment of all Advances and any interest accrued thereon, Fee and Charges (as such terms are defined in the DIP Financing Facility) due and owing Sumitomo on the Effective Date and the same shall be discharged as of the Effective

Date to the extent set forth in Section 2.10 of the DIP Financing Facility and the Final Order (1) Approving Post-Petition Financing, (2) Granting Liens And Providing Superpriority Administrative Expense Claim Status Pursuant To 11 U.S.C. §§ 363 and 364, And (3) Modifying Automatic Stay Pursuant to 11 U.S.C. § 362 [Docket No. 90], entered by the Court on February 2, 2009; provided, however, that such waiver, release or discharge shall not extend to any Shareholder Loans made with the proceeds of any advances made under the DIP Financing Facility, which Shareholder Loans shall be purchased under the Purchase Agreement.

U.                                    Acceptance by Impaired Class.  As set forth in the Voting Report, Classes 3, 4, and 5, each of which are Impaired under the Plan, have voted to accept the Plan in requisite numbers and amounts, without the need to include any acceptance of the Plan by any insider.(1)  Accordingly, at least one Class of Claims or Equity Interests that is Impaired under the Plan has accepted the Plan, in compliance with section 1129(a)(10) of the Bankruptcy Code.

V.                                     Feasibility.  The information contained in the Disclosure Statement and the Klein Declaration (i) is persuasive and credible, (ii) has not been controverted by other evidence or challenged in any objection, and (iii) establishes that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Entities, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

W.                                Payment of Fees.  The fees due and payable by the Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. § 1930, have been paid or shall be paid by the Debtors or the Reorganized Entities pursuant to Section 12.5 of the Plan.  Thus, the requirements of section 1129(a)(12) of the Bankruptcy Code are satisfied.

(1)          Although Class 6 has voted to accept the Plan, it is comprised only of Sumitomo Corporation.  The Debtors believe that Sumitomo Corporation is an insider as defined under 11 U.S.C. §101 (31).

X.                                    Continuation of Retiree Benefits.  Except as otherwise expressly provided in the Plan or in the Change of Control Agreement attached as Exhibit C to the Plan Supplement, all employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries (the “Employment Plans and Policies”), including, without limitation, all compensation, incentive and bonus plans, savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, life and accidental death and dismemberment insurance plans, are treated as executory contracts and, on the Effective Date, will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, ASML’s Management Incentive Plan, which was approved by ASML’s board of directors in April 2004 and by ASML’s shareholders effective May 27, 2004 (as amended), shall not be assumed and shall be deemed terminated as of the Effective Date.  Any payment obligations under the Employment Plans and Policies that have been or purport to have been terminated, accelerated or modified as a result of the commencement of any Chapter 11 Case or the consummation of any transactions contemplated by the Plan (other than any change of control agreements, which shall be subject to the Terms and Conditions of Exhibit C to the Plan Supplement) shall be Reinstated and such termination, acceleration or modification shall be rescinded and deemed not to have occurred.  Thus, the Plan satisfies each of the requirements of section 1129(a)(13) of the Bankruptcy Code.

Y.                                     Change of Control Agreements.   Notwithstanding anything to the contrary in the Plan, as set forth in Exhibit C attached to the Plan Supplement, on the Effective Date, Reorganized Apex is authorized to enter into change of control agreements with certain employees who are currently parties to an Apex Change of Control Agreement (as defined herein) to provide for severance payments and benefit continuation in the event of a termination of employment without “cause” or for “good reason” (as each is defined in the change of control agreement) within the two years immediately following a change of control of Golden Minerals (the “GMC Change of Control Agreements”).  To the extent applicable, the GMC Change of Control Agreements require the employee to waive any and all benefits under any change of control agreement previously entered into by the employee and the Debtors (the “Apex Change of Control Agreements”) that he or she might have otherwise been entitled to and to consent to the termination of such Apex Change of Control Agreement.  Each Apex Change of Control Agreement provides substantially similar payments and benefits as those to be provided under the GMC Change of Control Agreements.

Z.                                     Management Incentive Plan.  As set forth in the Plan and Exhibit D attached to the Plan Supplement, the Management Incentive Plan shall provide, among other things, for the award to certain members of Reorganized Apex’s senior management on or after the Effective Date, on such date(s) and in such manner as to be determined by the board of directors of Reorganized Apex, equity and equity-based awards; provided that, in the case of Incentive Stock Options (as defined in the Management Incentive Plan) the shares of New Common Stock that may be issued pursuant to such Incentive Stock Options shall not exceed (in the aggregate) ten (10%) percent of the fully diluted New Common Stock outstanding on the Effective Date, and in the case of other Stock Awards (as defined in the Management Incentive Plan) the shares of New Common Stock that may be issued pursuant to such Stock Awards shall not exceed (in the aggregate) ten percent (10%) of the fully diluted New Common Stock outstanding on the date of grant.

AA.                         Exemption From Securities Laws.  Reorganized Apex is (i) an Affiliate of the Debtors participating in a joint plan with the Debtors, and (ii) a successor to ASML for purposes of section 1145(a)(1)(A) of the Bankruptcy Code.

BB.                             Principal Purpose.  No party in interest that is a governmental unit has requested that the Court not confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (as amended, the “Securities Act”), 15 U.S.C. § 77e, and the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

CC.                             Modifications to the Plan.  To the extent the terms of this Confirmation Order are, or may be construed to constitute, modifications to the Plan (“Plan Modifications”), such Plan Modifications do not materially or adversely affect or change the treatment of any Claim against, or Equity Interest in, any Debtor.  Accordingly, pursuant to Bankruptcy Rule 3019, any Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code nor the solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code.  Disclosure of Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases.  All references to the Plan in this Confirmation Order shall be to the Plan as so modified.

DD.                           Good Faith Participation.  Based upon the record before the Court, the Debtors, the Purchasers, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and each of their respective counsel, agents, and financial advisors have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy

Rules in connection with all their respective activities relating to the offer, issuance, sale or purchase of securities in connection with the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in Article X of the Plan.

EE.                               Substantive Consolidation.   Solely in connection with the voting on the Plan by Holders of Class 5 Claims and the Distributions to be made to Holders of Class 5 Claims, Section 5.1 of the Plan provides for the limited substantive consolidation of the Chapter 11 Cases of the Debtors into a single chapter 11 case for purposes of the Plan and the Distributions thereunder.  In the absence of any objections to such request, the Court finds that such deemed limited substantive consolidation of the Debtors’ Estates is justified and appropriate in the Chapter 11 Cases for purposes of the Plan and the Distributions thereunder.

FF.                               Satisfaction of Conditions to Confirmation.  Upon entry of this Confirmation Order, each of the conditions to confirmation contained in Section 9.1 of the Plan shall have been satisfied.

GG.                             Sale of the Purchased Properties.

(i)                                     The evidence proffered, adduced or presented at the Sale Hearing, including the testimony of Richard Klein and the Klein Sale Declaration, and the Confirmation Hearing, and the marketing and sales process culminating in the Purchase Agreement, provide sufficient support for findings, and the Court so finds, that (a) the marketing and sale process conducted by ASML was bona fide and adequate, and (b) the Debtors gave due and proper notice and an opportunity to be heard to all interested parties of the Purchase Agreement and the transactions contemplated thereby.  The Purchase Agreement presents the best opportunity to realize the highest value for the Purchased Properties, taking into account all relevant factors.

The consideration provided by the Purchasers for the Purchased Properties pursuant to the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement) (x) is fair and reasonable, (y) constitutes “reasonably equivalent value” and “fair consideration” (as such terms are used in each of the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and section 548 of the Bankruptcy Code), and (z) is the highest and best offer for the Purchased Properties received by the Debtors.  Neither the Purchasers, nor ASML nor any Seller (as defined in the Purchase Agreement) is entering into the transactions contemplated by the Purchase Agreement fraudulently or for any other improper purpose.

(ii)                                  Neither the Purchase Agreement nor any of the other Transaction Documents was entered into for the purpose of hindering, delaying or defrauding the Debtors’ creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia.

(iii)                               The Purchase Agreement and all of the transactions related thereto were negotiated and have been and are undertaken by the Debtors, the Purchasers and their respective agents, counsel and advisors at arm’s length, without collusion and in good faith within the meaning of section 363(m) of the Bankruptcy Code.  As a result of the foregoing, the Debtors and the Purchasers are entitled to the protections of section 363(m) of the Bankruptcy Code.  Neither the Debtors nor the Purchasers have engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

(iv)                              A sale of the Purchased Properties other than one free and clear of Interests (as defined herein) except for those Interests expressly permitted by the Purchase Agreement would impact materially and adversely the Debtors’ Estates, would yield substantially less value for the Debtors’ Estates, with less certainty than the available alternatives and thus the alternatives would be of substantially less benefit to the Estates of the Debtors.  In reaching this determination, the Court has taken into account both the consideration to be realized directly by the Debtors and the indirect benefits of such sale.  Therefore, the sale contemplated by the Purchase Agreement is in the best interests of the Debtors and their Estates, creditors and other parties in interest.

(v)                                 The transfer of the Purchased Properties to the Purchasers will be a legal, valid and effective transfer of the Purchased Properties and will vest the Purchasers with all rights, title and interests of the Debtors and the other Sellers to the Purchased Properties free and clear of all Interests except for those Interests expressly permitted by the Purchase Agreement.

HH.                           Assumption, Assignment and Rejection of Contracts.

(i)                                     As of the date hereof, the time period in which the Debtors can assume any unexpired lease of nonresidential real property to be assumed and/or assigned pursuant to section 365 of the Bankruptcy Code has not expired.

(ii)                                  The Debtors have demonstrated that the assumption of the Debtors’ executory contracts and unexpired leases pursuant to Section 7.1 of the Plan, including, but not limited to, those contracts set forth on Exhibit D attached to the Plan, and the assignment of ASML’s executory contracts and unexpired leases to Reorganized Apex as set forth in Section 7.1 of the Plan, is in the best interests of the Debtors’ Estates.  All executory contracts and unexpired leases assumed or assigned pursuant to the Plan shall be hereinafter referred to as “Assumed Contracts.”  The Assumed Contracts do not include the Purchase Agreement.  The Debtors have not listed any executory contracts or unexpired leases on Exhibit E attached to the Plan as contracts or leases to be rejected pursuant to Section 7.1 of the Plan.  In accordance with

Section 7.1 of the Plan, the Debtors have reserved the right to file separate motions rejecting executory contracts or unexpired leases on or prior to the Effective Date.

(iii)                               The Debtors have demonstrated that it is an exercise of their sound business judgment for the Debtors to assume the Assumed Contracts and for ASML to assign certain of the Assumed Contracts to Reorganized Apex, and the assumption and/or assignment of the Assumed Contracts is in the best interests of the Debtors, their Estates and their creditors.

(iv)                              As of the Effective Date, the Debtors shall have cured, or shall have provided adequate assurance of cure of, any default existing prior to the date hereof, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code (the “Adequate Assurance”) and shall have provided compensation, or shall have provided Adequate Assurance of compensation, to all non-debtor parties to such Assumed Contracts for any of their actual pecuniary losses resulting from any default arising prior to the date hereof under any of such Assumed Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, each by payment of the amounts set forth on Exhibit D attached to the Plan (collectively, the “Cure Amounts”).  The Debtors have provided Adequate Assurance of their future performance of and under the Assumed Contracts, within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

(v)                                 As of the Effective Date, each Assumed Contract shall be in full force and effect and free from default (other than for specified Cure Amounts that have not been paid as of the date hereof) and enforceable against the non-debtor party thereto in accordance with its terms.  To the extent any provision in any Assumed Contract restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the applicable Reorganized Entity’s assumption or assignment of such Assumed Contract, then such provision shall be and is hereby void and unenforceable, and such provision shall not entitle the non-debtor party to an

Assumed Contract to terminate such Assumed Contract or to exercise any other default-related rights with respect thereto.

(vi)                              Assumption and Assignment of the Purchase Agreement.  The Debtors have demonstrated that it is an exercise of their sound business judgment and the best interests of the Debtors’ Estates for (a) ASML to assign to Reorganized Apex all of its right, title and interest in the Purchase Agreement, (b) Reorganized Apex to assume all of ASML’s obligations under the Purchase Agreement as necessary to effectuate the Sumitomo Transactions, and (c) ASML and Reorganized Apex to be authorized to enter into such other Transaction Documents as required under the Purchase Agreement, including, without limitation, an assignment agreement in form and substance reasonably acceptable to Sumitomo, evidencing the assignment of the Purchase Agreement to Reorganized Apex.

DECREES

NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1.                                       Confirmation.  The Plan (as modified by each of the Plan Modifications contained in this Confirmation Order) is confirmed under section 1129 of the Bankruptcy Code.  The terms of the Plan and the exhibits thereto, including, without limitation, the exhibits contained in the Plan Supplement (including any non-material amendments, modifications, or supplements to the exhibits comprising the Plan Supplement at any time prior to the Effective Date, which shall be filed with the Court), are incorporated by reference into, and are an integral part of, the Plan and this Order.

2.                                       Compliance with Applicable Provisions of Bankruptcy Code.  The Plan complies with each of the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

3.                                       Objections.  No objections to the Plan were filed with the Court or served upon the Debtors prior to the Confirmation Objection Deadline.

4.                                       Plan Classification Controlling.  The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan.

5.                                       Releases by the Debtors.  Pursuant to Section 10.2(a) of the Plan, effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors will be deemed to completely and forever release, waive, void, extinguish and discharge each of Sumitomo, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and their respective

Related Persons from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities (other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under the Plan, and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the DIP Financing Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

6.                                       Releases by Holders of Claims and Old Equity Interests.  Pursuant to Section 10.2(b) of the Plan, effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Holders of Claims against the Debtors and each of their respective Related Persons and the Holders of Old Equity Interests will be deemed to completely and forever release, waive, void, extinguish and discharge each of the Released Parties from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities

(other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the DIP Financing Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Holders of Claims against, or Old Equity Interests in, the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex or against any of the Released Parties, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.  Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-debtor, including, but not limited to, any current and/or former officer and/or director of the Debtors and/or any non-debtor included in the Released Parties and/or Related Persons, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such person(s) for any violation of federal securities laws.

7.                                       Injunction Related to Releases.  As set forth in Section 10.2(c) of the Plan, all Persons or Entities are permanently enjoined from commencing or prosecuting, whether directly, derivatively or otherwise, any claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released pursuant to the Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released in Section 10.2 of the Plan.

8.                                       Discharge of Claims.  To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or provided herein, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any kind or nature whatsoever against the Debtors or any of their assets or properties and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims.  Except as otherwise expressly provided by the Plan or provided herein, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

9.                                       Exculpation and Limitation of Liability.  In accordance with Section 10.5 of the Plan, neither the Released Parties, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, Subordinated Notes Indenture Trustee, the Subordinated Noteholders’ Working Group Professionals, nor any of their respective agents, employees, representatives, financial advisors, attorneys or agents acting in such capacity, or any of their successors or assigns, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim against or an Old Equity Interest in the Debtors, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or agents acting in such capacity, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases; formulating, negotiating, or implementing the Purchase Agreement and the Plan; the solicitation of acceptances of the Plan; the confirmation of the Plan; the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except in each case for their respective actions that constitute gross negligence or willful misconduct as determined by a Final Order entered by a court of competent jurisdiction.

10.                                 Injunction.  Except as otherwise provided in the Plan or in any document, instrument, release or other agreement entered into in connection with this Plan or approved by order of the Bankruptcy Court, from and after the Effective Date all Persons or Entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s) or any of their property on account of any such Claims or Equity Interests, and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Entities or their property on account of such Claims or Equity Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting, or enforcing any Lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors, and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan or this Confirmation Order shall preclude such Persons or Entities from exercising their rights pursuant to and/or consistent with the terms of the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered under or in connection with the Plan.

11.                                 By accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in Section 10.6 of the Plan.

12.                                 Settlements.  Any and all settlements in the Chapter 11 Cases, in the Plan, and provided herein are hereby approved as good faith compromises and settlements pursuant to section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019.  The settlements set forth in the Plan include, without limitation, the settlement of Claims in Classes 3, 4 and 6 in Sections 3.3(a), 3.3(b) and 3.3(d) of the Plan, respectively.

13.                                 DIP Financing Facility Claims.  As set forth in Section 3.1(a) of the Plan and the terms of the DIP Financing Facility, (a) in the event that the Sumitomo Transactions are not consummated, the legal, equitable and contractual rights of each Holder of a DIP Financing Facility Claim are unaltered by the Plan and all DIP Financing Facility Claims will be paid in full in accordance with the DIP Financing Facility and the Final Order relating to the DIP Financing Facility, and (b) in the event that the Sumitomo Transactions are consummated, on the Effective Date, but before ASML transfers assets to Reorganized Apex as provided under the Plan, except to the extent that the Holders of the DIP Financing Facility Claims and the Debtors agree to a different treatment, the Holders of the DIP Financing Facility Claims shall be deemed to have waived and released in full such DIP Financing Facility Claims to the extent set forth in the DIP Financing Facility as of the Effective Date and this Confirmation Order shall be deemed to have discharged any and all Claims, liabilities and obligations under the DIP Financing

Facility as of the Effective Date to the extent set forth in the DIP Financing Facility; provided, however, that such waiver, release or discharge shall not extend to any Shareholder Loans made with the proceeds of any advances made under the DIP Financing Facility, which Shareholder Loans shall be purchased under the Purchase Agreement.

14.                                 Purchase Agreement and Sumitomo Transactions.  The terms and conditions of the Sumitomo Transactions and the transactions set forth therein are approved and authorized under sections 105, 363(b), 363(f), 1123(b)(4) and 1141(c) of the Bankruptcy Code and this Confirmation Order.  The Purchase Agreement may be modified, amended, or supplemented by agreement of the signatories thereto without further action of the Court, provided that any such modification, amendment, or supplement is not material and substantially conforms to and effectuates the Purchase Agreement and this Confirmation Order.

15.                                 On the Effective Date, (a) ASML shall assign to Reorganized Apex all of its right, title and interest in the Purchase Agreement, (b) Reorganized Apex shall assume all of ASML’s obligations under the Purchase Agreement as necessary to effectuate the Sumitomo Transactions and, (c) ASML and Reorganized Apex shall be authorized to enter into such other Transaction Documents as required under the Purchase Agreement, including, without limitation, an assignment agreement in form and substance reasonably acceptable to Sumitomo, evidencing the assignment of the Purchase Agreement to Reorganized Apex.

16.                                 Payment of Cash Purchase Price.  At Closing (as defined in the Purchase Agreement), Sumitomo shall pay to Sellers the Cash Purchase Price by wire transfer as directed by ASML in immediately available U.S. dollar denominated funds in accordance with the terms of the Purchase Agreement.  The consideration provided by the Purchasers for the Purchased Properties under the Purchase Agreement and with respect to the other Sumitomo Transactions, including the assumption of certain liabilities as set forth in the Purchase Agreement, (a) is fair and reasonable, (b) constitutes “reasonably equivalent value” and “fair consideration” (as such terms are used in each of the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and section 548 of the Bankruptcy Code), and (c) is the highest and best offer for the Purchased Properties received by the Debtors.  The consideration provided by the Purchasers for the Purchased Properties may not be avoided under section 363(n) of the Bankruptcy Code.

17.                                 Sale Free and Clear of Liens, Claims and Encumbrances.  Except as expressly permitted in the Purchase Agreement, pursuant to sections 105(a), 363(f), 1123(a)(5)(D), 1123(b)(4) and 1141(c) of the Bankruptcy Code, the Purchased Properties shall be transferred to the Purchasers and, as of the Effective Date, shall be free and clear of all Liens and Restrictions (as such terms are defined in the Purchase Agreement), encumbrances, Liens, Claims, liabilities, obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature (collectively, “Interests”), whether arising prior to or subsequent to the commencement of the Chapter 11 Cases, and whether imposed by agreement, understanding, law, equity or otherwise.

18.                                 Except as set forth in the Purchase Agreement, the Purchasers shall have no liability or responsibility for any liability or other obligations of the Debtors arising under or related to the Purchased Properties.  Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Purchase Agreement, to the extent allowed by law, the Purchasers shall not be liable for any claims against the Debtors or any of their predecessors or Affiliates, and the Purchasers shall have no successor or vicarious liabilities of any kind or character, including, but not limited to, any such liability that may be imposed by statute (e.g., under the so-called bulk sales’ laws) or any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, product line or substantial continuity whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, with respect to the Purchased Properties, the Debtors or any of their Affiliates, the Reorganized Debtors, or any obligations of the Debtors or any of their Affiliates arising prior to the Closing.

19.                                 Except for those Interests expressly permitted by the Purchase Agreement, the sale, transfer, assignment and delivery of the Purchased Properties shall not be subject to any Interests, and Interests of any kind or nature whatsoever shall remain and continue to be the obligations of the Debtors.  All Persons holding any Interests in or against the Purchased Properties (except for those Interests expressly permitted by the Purchase Agreement) or in the Debtors of any kind or nature whatsoever (including, but not limited to, the Debtors and/or their respective successors, including any trustee’s thereof, creditors, employees, unions, former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state and local officials, maintaining any authority relating to any environmental, health and safety laws and their respective successors or assigns) shall be, and are, forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing the Purchasers, the Debtors or their respective Related Persons in respect of such Interests of any kind or nature whatsoever such Person or entity had, has, or may have against or in the Purchasers, the Debtors or their respective Related Persons, or the Purchased Properties.  Following Closing, no holder of such Interest shall interfere with the Purchasers’ title to or use and enjoyment of the Purchased Properties based on or related to such Interest, or any action the Debtors may take in the Chapter 11 Cases.

20.                                 Valid and Effective Transfer.  The transfer of the Purchased Properties to the Purchasers pursuant to the Purchase Agreement and the Plan constitutes a legal, valid and effective transfer of the Purchased Properties, and shall vest the Purchasers with all right, title and interest of the applicable Debtors in and to the Purchased Properties, free and clear of all Interests of any kind or nature whatsoever except for those Interests expressly permitted by the Purchase Agreement.  The Purchasers are good faith purchasers of the Purchased Properties, and entitled to all the benefits and protections afforded by 11 U.S.C. § 363(m).

21.                                 As of Closing, this Confirmation Order shall be construed as and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Properties or a bill of sale transferring good and marketable title in the Purchased Properties to the Purchasers.  Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement and the Plan.

22.                                 If any Person or entity that has filed financing statements, mortgages, mechanics liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or any of their properties as of the Effective Date shall not have delivered to the Debtors prior to the Closing, in proper form for filing executed by the appropriate parties, termination statements, instruments of satisfaction, release of all Interests which the Person or entity has with respect to the Debtors or such properties, or otherwise, then the Debtors are, respectively, (a) authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the Person or entity with respect to such properties, and (b) authorized to file, register or otherwise record a certified copy of this Confirmation Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in such properties of any kind or nature whatsoever.

23.                                 Assumption, Assignment and Rejection of Contracts.  Pursuant to sections 363, 365 and 1123 of the Bankruptcy Code, the Debtors are hereby authorized and empowered on the Effective Date to assume and, as applicable, assign to Reorganized Apex the Assumed Contracts, subject to the provisions set forth in Section 7.1(a) of the Plan.

24.                                 Pursuant to sections 363, 365 and 1123 of the Bankruptcy Code and Section 7.1 of the Plan, the Debtors are hereby authorized and empowered to reject executory contracts and unexpired leases through the filing of separate motions rejecting any such executory contract or unexpired lease up and to the Effective Date.

25.                                 Cure Amounts.  The Cure Amounts set forth on Exhibit D to the Plan are hereby authorized to be paid by the applicable Debtor and shall constitute findings of the Court and shall be final and binding on parties to such Assumed Contracts (and their successors and designees), and shall not be subject to further dispute or audit based on performance prior to the time of assumption and assignment, irrespective of whether such Assumed Contract contains an audit clause.

26.                                 Transfer of Contracts.  (a) the Assumed Contracts shall be assigned to, and shall remain in full force and effect for, the benefit of Reorganized ASMC or Reorganized Apex, as the case may be, in accordance with their respective terms, notwithstanding any provision in such Assumed Contract (including those of the type described in 11 U.S.C. § 365(b)(2) and (f)) that prohibits, restricts, or conditions such assignment or transfer, (b) the applicable Debtor party to such Assumed Contracts may assume each Assumed Contract in accordance with section 365 of the Bankruptcy Code, (c) ASML may assign to Reorganized Apex each Assumed Contract in accordance with sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assumed Contract that prohibit or condition the assignment of such Assumed Contract or allow the party to such Assumed Contract to terminate, recapture, impose any penalty, exercise any right of first refusal or offer, condition renewal or extension, or modify any term or condition upon the assignment of such Assumed Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect, (d) any provision contained in an Assumed Contracts that purports to give rise to a default or other breach by reason of the commencement of the Chapter 11 Cases or the consummation of the Purchase Agreement shall be and is hereby void and unenforceable, (e) all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the applicable Debtor and/or the assignment to Reorganized Apex, as applicable, of each Assumed Contract have been satisfied, and (f) upon the Effective Date, in accordance with sections 363 and 365 of the Bankruptcy Code, Reorganized ASMC and Reorganized Apex shall, as applicable, be fully and irrevocably vested in all right, title and interest of each Assumed Contract.  ASML may assign and transfer to Reorganized Apex its right, title and interest (including common law rights) to all of its respective intangible property included in the Assumed Contracts.

27.                                 Adequate Assurance of Future Performance.  The Debtors have demonstrated adequate assurance of future performance with respect to the Assumed Contracts and have satisfied the requirements of the Bankruptcy Code, including, without limitation, sections 365(b)(1) and (3) and 365(f)(2)(B) to the extent applicable.

28.                                 There shall be no rent accelerations, assignment fees, increases or any other fees charged to the Debtors, the Reorganized Entities or any designee of the foregoing as a result of the assumption, assignment and sale of the Assumed Contracts.  The validity of the assumption and/or assignment shall not be affected by any dispute between any of the Debtors or their affiliates and another party to an Assumed Contract regarding the payment of any amount, including any Cure Amount under the Bankruptcy Code.  The Assumed Contracts, upon assignment to Reorganized Apex or its designee, shall and shall be deemed valid and binding, in full force and effect in accordance with their terms.

29.                                 Pursuant to sections 105(a), 363 and 365 of the Bankruptcy Code, all non-debtor parties to the Assumed Contracts are forever barred, estopped and enjoined from raising or asserting against the Debtors, the Reorganized Entities, the Purchasers or any designee of any the foregoing, or the property of any of the foregoing, any assignment fee, default, breach or claim or pecuniary loss, or condition to assignment arising under the Purchase Agreement or arising by reason of the Closing under the Purchase Agreement.

30.                                 Each non-debtor party to an Assumed Contract is forever barred, estopped and permanently enjoined from asserting against the Debtors, the Reorganized Entities or the property of any of the foregoing, any default existing as of the Effective Date.

31.                                 Deemed Consent.  Any non-debtor counterparty to an Assumed Contract who (a) failed to file with the Court an objection to the assumption and/or assignment of such Assumed Contract prior to the Confirmation Objection Deadline, (b) withdrew such an objection at or prior to the Confirmation Hearing, or (c) otherwise resolved such objection at or prior to the Confirmation Hearing, shall be deemed to consent to such assumption and/or assignment and, upon the Effective Date, Reorganized ASMC or Reorganized Apex, as the case may be, shall be entitled to enjoy all the rights and benefits under each such Assumed Contract without the necessity of obtaining such counterparty’s written consent to assumption, retention, and/or assignment of such rights and benefits.

32.                                 Change Of Control Agreements Approved.  Reorganized Apex is authorized to enter into on or after the Effective Date the GMC Change of Control Agreements in substantially the form attached as Exhibit C to the Plan Supplement.

33.                                 Management Incentive Plan Approved.  The Management Incentive Plan is hereby approved and shall become effective on the Effective Date.

34.                                 Management Services Agreement Authorized.  Reorganized ASMC is authorized to enter into the Management Services Agreement as provided in Section 5.2(e)(i) of the Plan.

35.                                 Securities to Be Issued Pursuant to the Plan.  On the Effective Date, (a) Reorganized ASML is authorized to and shall, on or as soon as reasonably practical after the Effective Date, distribute, or cause to be distributed, the New Common Stock, and (b) Reorganized Apex is authorized to reserve shares of New Common Stock for issuance until distribution; provided, that, the authorizations in (a) and (b) are each subject to the terms and conditions set forth in Sections 5.8 and 8.4 of the Plan, as applicable.  Pursuant to section 1142(b) of the Bankruptcy Code and without further notice to or action by this Court, or further act or action under applicable law, regulation, order or rule or vote, consent authorization or approval of any Persons, Reorganized ASML and Reorganized Apex are authorized to perform all tasks necessary and to execute and deliver all documents, agreements and instruments necessary or appropriate to issue the New Common Stock.

36.                                 Exemption from Securities Laws.  The issuance of New Common Stock and the distribution of New Common Stock in exchange for Claims against the Debtors, or principally in exchange for such Claims, shall be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.  In addition, under section 1145 of the

Bankruptcy Code, (a) the offering of the New Common Stock is exempt and the issuance and distribution of such items will be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, and (b) the New Common Stock will be freely tradeable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (ii) the restrictions, if any, on the transferability of such securities and instruments.  Pursuant to, and to the fullest extent permitted by, section 1145 of the Bankruptcy Code, the resale of any of the New Common Stock shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the New Common Stock

37.                                 Cancellation of Existing Securities and Agreements.  On the Effective Date, except as otherwise provided in the Plan and this Confirmation Order, (a) the Subordinated Notes and any other notes, bonds (with the exception of any surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under the Plan shall be deemed cancelled and extinguished as to the Debtors and Reorganized Entities, and (b) the obligations of the Debtors under any agreements, documents, indentures, or certificates of designation governing the Subordinated Notes and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under the Plan shall be, and are hereby, discharged, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or Reorganized Apex or by any other Person.

38.                                 Surrender of Instruments.  Unless otherwise agreed by the Subordinated Notes Indenture Trustee, on the Effective Date, DTC shall surrender for cancellation to the Subordinated Notes Indenture Trustee the certificates for the Subordinated Notes issued in the name of Cede and Co. and that are held by DTC.  Notwithstanding the foregoing or the provisions of the preceding paragraph, the Subordinated Notes Indentures shall continue in effect solely for the purposes of:  (a) allowing Subordinated Noteholders to receive Distributions under the Plan and this Confirmation Order, and (b) allowing and preserving the rights of the Subordinated Notes Indenture Trustee to make Distributions in satisfaction of Allowed Subordinated Note Claims, but in all cases subject to the terms and conditions of the Subordinated Notes Indentures.  The Subordinated Notes Indenture Trustee shall be entitled to payment of reasonable documented compensation and the reimbursement of all reasonable documented out-of-pocket expenses, disbursements and advances incurred or made by the Subordinated Notes Indenture Trustee prior to and after the Effective Date in accordance with the Subordinated Notes Indentures and/or the Plan (including, but not limited to, the reasonable and documented compensation and the expenses, advances and disbursements of its agents and counsel).  Such fees and expenses shall be paid in full in Cash promptly after the Effective Date or within twenty (20) days after submission of any invoices therefor to the Reorganized Debtors, whichever is later.  To the extent provided in Section 7.07 of the Subordinated Notes Indentures, (x) the Subordinated Notes Indenture Trustee shall have a lien prior to the Subordinated Notes on all money or property held or collected by the Subordinated Notes Indenture Trustee, and (y) if any fees and expenses of the Subordinated Notes Indenture Trustee are not paid, the

Subordinated Notes Indenture Trustee may assert its charging lien against money or property held or collected in respect of the Subordinated Notes.

39.           Cayman Liquidation.  Reorganized ASML is hereby authorized and directed to liquidate on or promptly after the Effective Date pursuant to the procedures in the Cayman Proceeding, and to take all steps reasonably necessary or appropriate in connection with the liquidation in the Cayman Proceeding.

40.           Limited Substantive Consolidation.  The deemed limited substantive consolidation of all of the Debtors solely for purposes of voting on the Plan by Holders of Class 5 Claims and making Distributions to Holders of Class 5 Claims under the Plan is approved.

41.           General Authorizations.  The Debtors and the Reorganized Entities, and their respective officers, employees, agents or attorneys, as applicable, are authorized and empowered pursuant to sections 105 and 1142(b) of the Bankruptcy Code and any applicable state law to take, without further order of the Court, (a) any and all actions necessary or appropriate to implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents contemplated by or described in, the Plan, the Plan Supplement, the Sumitomo Transactions, the Restructuring Transactions or this Confirmation Order, including, without limitation, the Purchase Agreement and the Transaction Documents, and (b) further corporate action or further action by (or vote of) directors, partners or stockholders of the Debtors or the Reorganized Entities, including, without limitation, (i) consummation of the sale of the Purchased Properties to the Purchasers pursuant to and in accordance with the terms and conditions of the Purchase Agreement or the related transactions in connection therewith, which shall include the Sumitomo Transactions and the Restructuring Transactions, (ii) negotiation, execution and delivery of such other and further documents as may be necessary or appropriate to implement and consummate the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan or the Plan Supplement, (iii) performance of their respective obligations under the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan or the Plan Supplement, (iv) performance of all further actions for the purpose of assembling, transferring, granting or conveying, or reducing to possession, any and all of the Purchased Properties, or as may be necessary to ensure the performance of the obligations contemplated by the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan, the Plan Supplement or this Confirmation Order, (v) issuance, execution, delivery, filing or recording, as appropriate, the documents evidencing and consummating the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan, or the Plan Supplement, (vi) issuance, execution, delivery, filing or recording, as appropriate, such other contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents in connection with the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan or the Plan Supplement, (vii) performance of such other acts and execution and delivery of such other documents, as are consistent with, and necessary or appropriate to implement, effectuate and consummate the intent of the parties in entering into the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan Supplement and the Plan, including making any non-material modifications, amendments or corrections of those agreements that may be required so that they more fully reflect such intent, (viii) payment of any state or local franchise taxes owed by any of the Debtors to the extent such payment is reasonably necessary to effectuate the transactions contemplated by the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan and the Plan

Supplement, and (ix) subject to the express provisions of this Order, the making of such non-material modifications to the exhibits comprising the Plan Supplement as in their reasonable business judgment prior to the Effective Date may be necessary (provided that such non-material modifications are filed with the Court).  The secretary of each of the Debtors shall be, and hereby is, authorized to certify or attest to any of the foregoing actions (but no such certification or attestation shall be required to make any such action valid, binding, and enforceable).  Without limiting the generality of the foregoing, this Confirmation Order shall constitute all approvals and consents, if any, required by the applicable state corporation laws, and all other applicable business corporation, trust, and other laws of the applicable governmental units with respect to the implementation and consummation of the Purchase Agreement, the Sumitomo Transactions, the Restructuring Transactions, the Plan, the Plan Supplement and this Confirmation Order and the transactions contemplated thereby and hereby.  Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date.

42.           Binding Effect.  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind all present and former Holders of a Claim against, or Equity Interest in, the applicable Debtor and its respective successors, affiliates and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder has filed a proof of Claim or Equity Interest or voted to accept the Plan.  The Holders of Liens against any of the Debtors or their properties satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by the Debtors or the Reorganized Entities evidencing the satisfaction, discharge and release of such Liens and such Liens shall be deemed satisfied, discharged and released by operation of this Confirmation

Order; provided, however, to the extent a Holder of Liens against any of the Debtors or their properties satisfied, discharged and released under the Plan fails to execute such documentation, the Debtors or the Reorganized Entities are authorized to file, register or otherwise record a certified copy of this Confirmation Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the satisfaction, discharge and release of such Liens.

43.           This Confirmation Order shall be binding upon and shall govern the acts of all entities, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other Persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Properties.

44.           Corporate Existence and Revesting of Assets.  Each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company or general or limited partnership, as the case may be, under the laws of their respective states and countries of incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state or national law.  The Reorganized Debtors shall be vested with their assets as provided in the Plan under section 1141(c) of the Bankruptcy Code, free and clear of all Liens, Claims and encumbrances and other Interests.  On the Effective Date, each of the Reorganized Entities may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all

respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

45.           Articles and Certificates of Incorporation.  Pursuant to Section 5.6(a) of the Plan, the Debtors shall have the authority to amend the certificates or articles of incorporation and by-laws of the Debtors to satisfy the provisions of the Plan, the Plan Support Agreement and the Bankruptcy Code, and such amended certificates or articles of incorporation shall (a) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and (b) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated therein.

46.           Pursuant to Section 5.6(a) of the Plan, as of the Effective Date Reorganized Apex shall be governed by (a) the Reorganized Apex Certificate of Incorporation (attached in substantially finalized form as Exhibit B to the Plan Supplement), and (b) the Reorganized Apex By-Laws (attached in substantially finalized form as Exhibit A to the Plan Supplement).  Each Reorganized Entity is authorized to enter into such corporate governance agreements and amend its corporate governance documents to the extent reasonably necessary to implement the terms and conditions of the Plan.

47.           Designation of Directors and Officers Approved.  As of the Effective Date, pursuant to Section 5.6(b) of the Plan, the initial officers of the Reorganized Debtors shall be the officers of the Debtors as of January 12, 2009.

48.           As of the Effective Date, pursuant to Section 5.6(c) of the Plan and Exhibit E attached to the Plan Supplement, which modifies Section 5.6(c) of the Plan, the board of directors of Reorganized Apex shall have six (6) members, including five (5) independent directors and Reorganized Apex’s chief executive officer; provided, however, that if the New Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.

49.     Indemnifications.  The obligations of each Debtor or Reorganized Debtor to indemnify any Person who was serving as a director, officer or employee of either Debtor, a Reorganized Debtor, an Affiliate of either Debtor or Reorganized Debtor, AMM, MSC, or other corporation, partnership or legal entity on or after the Petition Date by reason of such Person’s prior or future service in such a capacity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor or Reorganized Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date.  Accordingly, such indemnification obligations will survive and be unaffected by entry of this Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

50.           The obligations of each Debtor or Reorganized Debtor to indemnify any Person who served as a director, officer or employee of either Debtor, a Reorganized Debtor, an Affiliate of either Debtor or Reorganized Debtor, AMM, MSC, or other corporation, partnership or legal entity prior to the Petition Date, and who was not serving in such a capacity on the Petition Date, by reason of such Person’s service in such a capacity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor or Reorganized Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date; provided, however, that to the extent such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the Bar Date provisions of Section 7.2 of the Plan.

51.           Nothing in the two preceding paragraphs shall be deemed to expand or impair any rights that any Person may have to pursue any insurance that is available under the Debtors’ directors’ and officers’ liability insurance policies in accordance with the terms thereof.

52.           Objections to Administrative Expense Claims.  Notwithstanding anything to the contrary in the Plan or herein, the Debtors and the Reorganized Entities shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and File objections to Administrative Expense Claims, if necessary; provided, however, objections to any Professional Fees Claims or Substantial Contribution Claims must be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee and the requesting party no later than fifteen (15) days (or such longer period as may be allowed by Reorganized Apex or by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Fees Claims and Substantial Contribution Claims, as the case may be, was Filed and served.

53.           No Post-Confirmation Amendment or Filing of Claims.  A Claim may not be Filed or amended after the Confirmation Date without the prior authorization of the Court (except that the Subordinated Notes Indenture Trustee may file Claims with respect to its reasonable fees and expenses (including the fees and expenses of its agents and counsel) as provided under the Plan) and, even with such Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim.  Except as otherwise permitted herein or in the Plan, a Claim Filed or amended after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or the Reorganized Entities.

54.           Payment of Fees.  As set forth in Section 12.5 of the Plan, all fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Debtors or the Reorganized Entities.

55.           Retention of Jurisdiction.  The Court will retain jurisdiction over matters set forth in Article XI of the Plan and herein.

56.           Modification of Plan.  As set forth in Section 12.6 of the Plan, subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan, with the written consent of Sumitomo (which consent shall not be unreasonably withheld) at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan.  A Holder of a Claim that has voted to accept the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

57.           Severability.  The Confirmation Order will constitute a judicial interpretation that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms.

58.           Provisions of Plan and Order Nonseverable and Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

59.           Exemptions from Taxation.  Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer under the Plan, and (b) the Debtors and the Reorganized Entities, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, documentary transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state and local governmental officials or agents and shall be, and hereby are, ordered and directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  Notice of entry of this Confirmation Order in the form approved by the Court (x) shall have the effect of an order of the Court, (y) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (z) shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law.  The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

60.           References to Plan Provisions.  The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

61.           Confirmation Order Controlling.  If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

62.           Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order.  Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

63.           No Stay of Confirmation Order.  Pursuant to Bankruptcy Rule 3020(e) and the Purchase Agreement, this Confirmation Order shall not be stayed and shall be effective upon entry on the docket of this Court.

64.           Applicable Non-Bankruptcy Law.  To the extent provided in sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

65.           Post-Confirmation Notices.  The Debtors or the Reorganized Entities shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Debtors as of the Record Date (as defined in the Disclosure Statement) no later than ten (10) Business Days after the Confirmation Date.

Dated: New York, New York
March 4, 2009

/s/ James M. Peck
UNITED STATES BANKRUPTCY JUDGE